INVESTING IN THIS OFFERING CARRIES A
HIGH DEGREE OF RISK






THIS OFFERING CIRCULAR IS
A PRELIMINARY OFFERING
CIRCULAR, AS AUTHORIZED UNDER
THE TESTING THE WATERS RULES
OF THE UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION (S.E.C.).


PURCHASERS MAY PURCHASE
THE SHARES DURING THIS
PERIOD.


FOR SHARES PURCHASES, PLEASE
CONTINUE WITH YOUR PURCHASE.






























INVESTING IN THIS OFFERING CARRIES A VERY HIGH DEGREE OF RISK


A PRELIMINARY OFFERING CIRCULAR FOR PURPOSES OF
TESTING THE WATERS[1]


JOBS ACT / REGULATION A+ PRELIMINARY OFFERING CIRCULAR.[2] THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, OR PASS UPON THE ACCURACY OR COMPLETENESS OF ANY PRELIMINARY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION AND THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.[3] FURTHER, THE COMMISSION DOES NOT ENDORSE OFFERINGS. NOTHING IN THIS PRELIMINARY OFFERING CIRCULAR, THEREFORE, MAY BE TAKEN AS IN ANY WAY, SHAPE, OR FORM, AS AN S.E.C. ENDORSEMENT OF THIS OFFERING.


Issuers Representative: Tony Ramos
Streamline USA, Inc.
14 Wall Street
NY, NY, 10005
718-644-0106
tony@streamusa-investors.com
DATE OF Preliminary Offering Circular: August 27,2021
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALES TO THE PUBLIC: upon qualification.
DESCRIPTION OF SECURITIES: $75,000,000.00[4] common/voting/diluted shares /
Tier 2 Regulation A[5]
MATERIAL RISK: AS DESCRIBED IN THIS Preliminary Offering Circular.
UNDERWRITERS: none.
DISTRIBUTION SPREAD TABLE*
Asking price to public
	Underwriting discounts and commissions*
	Proceeds to Issuer or to other persons per unit
	Termination date
	Total maximum securities offered
	Total minimum securities offered
	$2.50  per share[6]
	Sellers:none other than the Issuer's representative
	100% to Issuing company[7]
	Three  years after last qualification date
	2,000,000
	2,000
	*Per Model B instructions, investors are advised as follows: The Issuer, as a part of its filer support agreement with OTC 251, Inc.,  has agreed to pay to the shares fulfillment company, STR Capital, Inc. a finders commission in the amount of 1.2%, not taxed to the
TABLE OF CONTENTS


TABLE OF
CONTENTS.......................................................................
............................i-iii


SECTION I .


FORWARD-LOOKING STATEMENT DISCLAIMER AND OFFERING SUMMARY.....1-4


SECTION II .


ITEM 1. SUMMARY INFORMATION,RISK FACTORS, RISK MITIGATION
FACTORS, DILUTION AND MATERIAL DISPARITIES
...............................................4-7

SECTION III .


ITEM 2 . PLAN OF DISTRIBUTION........7-8


SECTION IV.


ITEM 3 . USE OF PROCEEDS TO ISSUER..............9-10


SECTION V .


ITEM 4. DESCRIPTION OF BUSINESS..........10-13


SECTION VI.


ITEM 5 . DESCRIPTION OF PROPERTY............14


SECTION VII.


ITEM 6. DIRECTORS, EXECUTIVE OFFICERS
AND SIGNIFICANT EMPLOYEES...14-20








i
SECTION VIII.


 ITEM 7. REMUNERATION OF DIRECTORS
AND OFFICERS20

SECTION IX .


ITEM 8 . SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN SECURITYHOLDERS ...................20-22


SECTION X.


ITEM 9. INTEREST OF MANAGEMENT
AND OTHERS IN CERTAIN TRANSACTIONS..........22-25


SECTION XI.


ITEM 10 . SECURITIES BEING OFFERED........25-31


SECTION XII.


ITEM 11. THIRD-PARTY
SELLERS........................................................................
........31


SECTION XIII.


ITEM 12. COMPLIANCE - FOREIGN INVESTMENT AND
NATIONAL SECURITY ACT OF
2007.......................................................................31-3
2


SECTION XIV.


ITEM 13. ANTI-MONEY LAUNDERING &
REPORTING OF SUSPICIOUS
ACTIVITY.....................................................................32












ii


SECTION XV.


ITEM 15. REQUEST FOR
QUALIFICATION..................................................................
............................................32


SIGNATURES  AND
ARCHIVE........................................................................
...............33




EXHIBITS


EXHIBIT 1: AUDITED FINANCIAL STATEMENT


EXHIBIT 2: ATTORNEY LEGALITY OPINION LETTER




















































iii
SECTION I.




A .  FORWARD-LOOKING STATEMENT DISCLAIMER

This Preliminary Offering Circular concerns the raising of capital through the sale of common/voting/diluted shares, where proceeds will be used in order to acquire licenses and rights to distribute motion pictures and TV programming, and will then market said content to cinemas and online media platforms.




This Preliminary Offering Circular offers the sale of up to $75,000,000.00[8] in JOBS Act Regulation A+ - Tier 2 common/voting/diluted shares at the asking price of $2.50 (U.S.) per share, to be issued by Streamline USA, Inc. The full SEC electronic file, SEC file number on EDGAR file may be accessed by clicking on the link at the company website: www.streamusa-investors.com . The project office for this project is located at 14 Wall Street, NY, NY, 10005. The phone number for the project manager is (718) 644-0106.

This forward-looking disclaimer is governed by 15 U.S.C 78u-5(c). The statements in this Preliminary Offering Circular may contain forward-looking statements. Such statements relate to future, not past, events. In this context, forward-looking statements often address expected future business and financial performance and financial conditions, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements, by their nature address matters that are, to different degrees, uncertain, including expected cash and non-cash charges, expected income, earnings per share, revenues, organic growth, margins, cost structure, restructuring charges, cash flows, return on capital, capital expenditures, capital allocation or capital structure, and dividends.




1




Further uncertainties may include the inability to maintain a credit rating, and the impact on funding costs and competitive position if the company does not do so, the inadequacy of cash flows and earnings, and other conditions which may affect the ability of the company to pay a dividend or to repurchase shares, which may be affected by their cash flows and earnings, and other factors.
Other uncertainties may include the inability to convert pre-order commitments into orders, the price which the company may realize on orders, since commitments are stated at list prices, customer actions or developments such as cancellations and other factors that may affect the level of demand and financial performance of the customers which the company will serve, the effectiveness of the risk management framework of the company, the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of regulation and litigation, the capital allocation plan of the company, as such plan may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions by the company.
Further, uncertainties may limit the success of the company in integrating acquired businesses and operating joint ventures, its ability to realize anticipated earnings and savings from transactions, to acquire businesses and joint ventures, the impact of potential information technology or data security breaches, and other factors, which are described throughout this Preliminary Offering Circular. These or other uncertainties may cause actual future results of the company to be materially different than those expressed in these forward-looking statements. The company does not undertake to update its forward-looking statements.
Public communications uploaded onto the company SEC EDGAR file, and amendments to SEC filings of the company may, also, include certain forward-looking information, and investors should familiarize themselves with the most recent EDGAR filings.




2




The securities offered herein are speculative securities. Investment in the securities involves significant risk. With the exception of affiliates, Rule 144 does not apply to purchasers, who may resell 100% of the shares at any time. The investor should purchase these securities only if the investor can afford a complete loss of the investment.


No Federal or State securities commission has approved, disapproved, endorsed, or recommended this offering. The investor should make an independent decision whether this offering meets the investment objectives and financial risk tolerance level of the investor. No independent person has confirmed the accuracy or truthfulness of this disclosure, nor whether it is complete. Any representation to the contrary is illegal. Furthermore, these authorities have not passed upon the accuracy or adequacy of this Preliminary Offering Circular. Any representation to the contrary is a criminal offense.

This Preliminary Offering Circular contains all of the representations by the company concerning this offering. No person shall make different or broader statements than those contained herein. Investors are cautioned not to rely upon any information, not expressly set forth in this Preliminary Offering Circular, or in the electronic Form 1-A, posted on EDGAR.


In making an investment decision, investors must rely on their own examination of the company and the terms of the offering, including the merits and risks involved.


The securities being offered have not yet been qualified by the United States Securities and Exchange Commission.


There is only one class of shares in this offering: common/voting/diluted shares.
No person has been authorized to give any information or to make any representations other than those contained in this Preliminary Offering Circular, and, if given or made, such information or representations must not be relied upon as having been authorized by the company.


3






The investor should consult with any attorneys, accountants, and other professional advisors as to the legal, tax, accounting, and other professionals, concerning the consequences of an investment in the company.


B.
PRELIMINARY OFFERING CIRCULAR SUMMARY
        This summary highlights information contained elsewhere in this Preliminary Offering Circular. This summary is not complete, and does not contain all of the information that the investor should consider before investing. The investor should carefully read the entire Preliminary Offering Circular, especially concerning the risks associated with the investment in the securities covered by this Offering Preliminary Offering Circular, and discussed throughout this document.
        This Preliminary Offering Circular concerns only the company, Streamline USA, Inc., a Wyoming corporation.[9] Any purchase of shares, pursuant to this Preliminary Offering Circular, will result in a distribution of shares only from Streamline USA, Inc.
Some of the statements in this Preliminary Offering Circular are forward-looking statements.
Investing in the company is not without risks, and there is no guarantee of a return on investment. The subscription agreement gives the company the sole discretion in applying any amounts that it receives from an investor. If the company becomes subject to a bankruptcy or similar proceeding, a holder of a security will have a general unsecured claim against the company that may or may not be limited in recovery.
        The statement of cash flow set forth below with respect to the period from September 9, 2020 to the present, based on a calendar year reporting, is derived solely from the company's audited financial records. See, Exhibit 1 to this Preliminary Offering Circular.
4
Statement of Cash Flows
For the Period 9/9/2020 to 8/13/2021


Cash flow from operating activities - net income
        $1,010,867.00

Cash provided by/used in operating activities
    ($1,026,250.00)


Net increase in cash
                   $79,617.00


Cash on hand on August 13, 2021
       $79,617.00






SECTION II.
ITEM 1.
 SUMMARY INFORMATION, RISK FACTORS, RISK
 MITIGATION FACTORS, DILUTION AND MATERIAL DISPARITIES


        A. Summary Information:


Investing in the company involves a high degree of risk. In deciding whether to purchase shares, the investor should carefully consider the following risk factors and additional information about the risks associated with the investment that may be contained throughout this Preliminary Offering Circular. Any of the following risks could have a material adverse effect on the value of the shares purchased, and could cause the investor to lose all or part of the initial investment, or could adversely affect any future value which the investor expects to receive on the shares. Only investors who can bear the loss of their entire investment amount should purchase shares.








5









        B. Risk Factors:


1. Statements of future forecasts, projections and expectations are not statements of returns on investment.




2 . Market penetration may not be immediate.


3 . The Company has limited operating history.




        C . Risk Mitigation Factors.




1 . Three-day right of withdrawal - the cooling off period.


The subscription agreement provides for a three-day cooling off period for its cancellation by the subscriber, plus a waiver of the three-day cooling off period.




2. Meetings with the Issuers representative on matters outside the Preliminary Offering Circular.


Investors should rely solely on the information contained in Form 1-A, and in this Preliminary Offering Circular.


3. Stock class:common/voting/diluted shares not restricted shares, except as to affiliates under Rule 144;


4 . Distribution: see, Item 2., below.














6


D . Dilution.


Simple math ratio calculation, based upon a ratio of 80:20

E . Material disparities:


There is no material disparity between the public offering price and the effective cash cost to officers, directors, promoters and affiliated persons as of the time of this Preliminary Offering Circular, and there have been none in the past three years.


        Further, the officers and directors do not anticipate any such material disparity, or discount.


With respect to third-party sellers and affiliated persons, the Issuer has not discussed this issue, and unless it is raised by such persons, does not plan to so discuss. In this manner, the Issuer may maintain the required one class/one price formula.


SECTION III.


ITEM 2.


PLAN OF DISTRIBUTION - ALL SHARES TO LAND IN THE HANDS OF THE INVESTOR, OR, IN THE CASE OF 'TAKE AND PAY' UNDERWRITERS, IN THE HANDS OF SAID UNDERWRITERS


                A . Underwriters.


There are no current underwriters retained.


                 B . Discounts and commissions.


There are no agreements for discounts and commissions.


No third-party sellers have been retained.






7


C. Plan of distribution.


All shares, pursuant to the subscription agreement, will land in the hands of the investor upon the consummation of the subscription agreement, with the signature of the company's representative


There are no secondary offering agreements, contracts, or any other relations with any persons or companies.


        D.  No shares offered or sold on account of securities holders.


No shares will be offered or sold on account of securities holders.


                E. Restrictions on amounts of funds raised, threshold requirements for achieving funds limit, and requirements of return of funds.


The minimum for this offering is $5,000.00 and the maximum is $5 million.


        Upon a subscriber/investor/purchaser exercising the rights under the three-day cooling off period, all funds will be returned to the subscriber/investor/purchaser.




































8
SECTION IV.


ITEM 3 .


USE OF PROCEEDS TO ISSUER


                A . The use of proceeds.


        Company officials will utilize proceeds from this offering, as follows:
                1 ) purchase of scripts and copyrights;
                2 ) purchase of the YouTube KOL matrix;
                3 ) IT infrastructure;
                4 ) staff expansion, legal and accounting fees.


                B . The business operations and the investment opportunity.



The business operations and the investment opportunity consist of the company acquiring licenses and rights to distribute motion pictures and TV programming, and will then market said content to cinemas and online media platforms. The Company will take advantage of short videos, as these are typically more flexible in terms of copyright acquisition; short videos are light assets and do not require upfront costs. Overall, prices will vary widely depending on the content, but TV series typically are more expensive than movies.


D . Other funds to be used.


        Company officials received pre-offering proceeds in the amount of $100,000.00.






9




E . No proceeds to be used to discharge indebtedness.


The company carries no debt, and therefore, no proceeds would be used to discharge any indebtedness.


F. No proceeds to be used to acquire non-project assets.


With the exception of assets acquired in the ordinary course of business for the projects, there will be no other use of the proceeds.




        G.  Reservation of right to change use of proceeds.


        The company anticipates no changes to the use of proceeds;


H. Compliance with 17 CFR 230.251[10],;


The company has no plans and no business plan, or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.




SECTION V.


ITEM 4 .


DESCRIPTION OF BUSINESS




        A . Business done and intended to be done.


 Streamline USA, Inc. focuses on high-quality and popular content at its core. The Companys content will encompass all genres and formats, including action,


10
comedy, drama, fantasy, romance, and more. Short videos, typically those that are more flexible in terms of copyright, will also be included in the catalogue. Streamline USA, Inc. will make the best use of its strategic cooperation with two top tier overseas multi-channel networks (MCNs), which own more than 5,000 KOL (influencer) accounts posting over 150,000 videos annually. These influencers include U.S. minorities from India, Japan, Korea, and other Asian countries. Thus, a goal of company officials is to respect traditional country boundaries, while also appealing to broader audiences.


        B . The principal products produced and services rendered and the principal market for and method of distribution of such products and services.




As described in subsection A. above, immediately preceding this subsection.




C. The status of a product or service, if the issuer has made public information about a new product or service which would require the investment of a material amount of the assets of the issuer or is otherwise material.


Company officials have not made any such information public, and there is none to report as of the filing of this Preliminary Offering Circular.


















11



D . The estimated amount spent during each of the last two fiscal years on company-sponsored research and development activities determined in accordance with generally accepted accounting principles.



The company has not sponsored any such activities.



E. The estimated dollar amount spent during each of such years on material customer-sponsored research activities relating to the development of new products, services or techniques or the improvement of existing products, services or techniques.


The company has conducted its own such research for itself, and therefore, has not sponsored any such activities.


                F . The number of persons employed by the issuer.
5


G .The material effects of compliance with environmental regulations.


        There are no material effects of compliance with environmental regulations.


H. Distinctive or special characteristics of the Issuers operation or industry which may have a material impact upon the issuers future financial performance:


                        1. dependence on one or a few major customers or suppliers, which may have a material impact on the issuer's future financial performance.















12


                        2 material terms of contracts may not be as competitive in the beginning due to the lack of bargaining power of the company.


                        3 . unusual competitive conditions in the industry may delay the full market entry by this company in this highly competitive industry.



                I.The Issuer's plan of operation for the twelve months following the SEC approval of this Second Preliminary Offering Circular


This issue will proceed on an accelerated basis to implement the planned business activities shown in the Preliminary Offering Circular.


J . Proceeds from the offering to project cash requirements and whether, in the next six months, it will be necessary to raise additional funds.


Company officials do not anticipate a cash shortfall either at the inception of, or during the offering period.




K . Any engineering, management or similar reports.


        There are no such reports to provide at this time.




L . Segment Data.


The company is not of the size that would yield any segment data.




















13


SECTION VI.


ITEM 5.


DESCRIPTION OF PROPERTY




        Chief among any property to be held, will be the intellectual property, including copyrights.


In addition, and to the extent profitable, the company will purchase companies, where expansion could be enhanced, and/or copyrights obtained from said purchases.






SECTION VII.


ITEM 6 .


DIRECTORS, EXECUTIVE OFFICERS


AND SIGNIFICANT EMPLOYEES




                A . DIRECTORS



Ruben Igielko-Herrlich - Board Chair


Age: 61


Term of Service in Office: Recently appointed by majority vote, but a veteran of the industry.


Procedure for selection: shareholder vote.








14
Dapeng Ma, Vice President  -  Vice Chair


Age:42


Term of Service in Office: Recently appointed by majority vote, but a veteran of the industry.


Procedure for selection: shareholder vote.




Yitian Xue -  Voting member


Age:43


Term of Service in Office: Recently appointed by majority vote, but a veteran of the industry.


Procedure for selection: shareholder vote.








B . EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES


Ruben Igielko-Herrlich, President


Dapeng Ma, Vice President


Yue Wu, Secretary


Yitian Xue, Treasurer


















15


C . FAMILY MEMBERS


There are no officers, directors or significant employees who have family members in any such corresponding position, or who have any controlling voting interest over such persons.




D . BUSINESS EXPERIENCE


Experience and principal occupations, employment and business experience (5 years):


Ruben Igielko-Herrlich


Dates of employment                        Title
Company                   Duties
______________________________________________________________________
30 years                        Co-Founder, Board Chair             PGEM
 & President                                              Project
         Development


              Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


2,000,000 / 16%


         b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


none;


c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


none;




16
d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The board has made no decisions as to this issue as of the time of the filing of this Preliminary Offering Circular.


The board chair is independently employed, and therefore, will not be relying on investor proceeds for remuneration;




Dapeng Ma




Dates of employment                        Title
Company                   Duties
______________________________________________________________________
June, 2015 to present                COO                      Wanda Media
               COO




Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


3,000,000 / 24%;


b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


none;


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


none;






17
        d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The board has made no decisions as to this issue as of the time of the filing of this Preliminary Offering Circular.


The COO is independently employed, and therefore, will not be relying on investor proceeds for remuneration;





Yitian Xue


Dates of employment                        Title
Company                   Duties
______________________________________________________________________


September, 2020 to present                CTO                Streamline USA,
Inc.        CTO
June, 2015-present                                   Owner           Tancal

  Technologies           Owner/manager




Additional information:


        a ) the amount of securities of the Issuer held by the person as of the thirtieth day before the filing of the registration statement:


3,000,000 / 24%;


b ) the amount of securities covered by the registration statement to which the person has indicated an intention to subscribe:


none;










18


        c ) a description of any material interest of the person in any material transaction with the issuer or a significant subsidiary effected within the previous three years or proposed to be effected:


none;


        d ) the estimated remuneration to be paid during the next 12 months, directly or indirectly, by the Issuer and all predecessors, parents, subsidiaries, and affiliates of the Issuer:


The board has made no decisions as to this issue as of the time of the filing of this Preliminary Offering Circular.


The CTO is independently employed, and therefore, will not be relying on investor proceeds for remuneration;



E . Involvement in certain legal proceedings


1 . Bankruptcy or State insolvency:


There are no members of the group who have been involved in such proceedings.


2 . Criminal proceedings:


There are no members of the group who have been involved in any material proceedings.


3 . Other legal proceedings:


The company is involved in no other legal proceedings.












19




4 . Policy proceedings:


none.




SECTION VIII.


ITEM 7 .


REMUNERATION OF DIRECTORS AND OFFICERS




A . Annual remuneration.


The board has not yet arrived at the point where it will retain the services of a professional compensation expert to provide guidance on this issue;


B . Proposed remuneration payments.


The board has not yet arrived at the point where it will retain the services of a professional compensation expert to provide guidance on this issue.




SECTION IX.


ITEM 8.


SECURITY OWNERSHIP OF MANAGEMENT


AND CERTAIN SECURITYHOLDERS




A . Voting securities and principal holders thereof.








20




1. By the three officers shown above:


Each owns the amount and percentages of shares shown above. Each share is one share, one vote;


2 . All officers as a group.


The offices as a group own the sum of the number and percentages of shares shown above;


3 . each shareholder who owns more than 10% of any class of the issuers securities, including those shares subject to outstanding options, or any person, or entity, owning of record or owning beneficially, if known, 10% or more of the outstanding shares of any class of equity security of the Issuer, in Item 6 D., above:


The three officers shown above own more than 10% of the shares;


Guojin Hui owns more than 10% of the shares;


Esther & James, LLC, owns more than 10% of the shares;




B . Ownership.


1 . Pre-offering shares.


There are 12,400,00 pre-offering shares to run parallel to and not a part of this offering;


2 . Control votes.


The board has resolved that Mr. Ma and Mr. Xue have a control voting block.










21




3 . 10% voting shares.


The persons shown above have a more than 10% voting distribution, based upon the percentages as shown above.


C . Non-voting securities and principal holders thereof.


All shares are common/voting/diluted shares.


D . Options, warrants, and rights:


Consistent with the one class/ one price rule there are no options, warrants or rights;


E . List all parents of the issuer, showing the basis of control and as to each parent the percentage of voting securities owned or other basis of control by its immediate parent, if any.


None.
SECTION X.


ITEM 9 .


 INTEREST OF MANAGEMENT


AND OTHERS IN CERTAIN TRANSACTIONS


Brief description of any transactions during the previous two years or any presently proposed transactions, to which the company was or is to be a party, in which any of the following persons had or is to have a direct or indirect material interest, naming such person and stating his relationship to the Issuer, the nature of his/her interest in the transaction and, where practicable, the amount of such interest:


A . Any director or officer of the issuer.


none;






22


B . Any nominee for election as a director.


none;


C . Any principal securityholder named in answer to Item 8 A., above.


none;




D . If the Issuer was incorporated or organized within the past three years, any promoter of the issuer.


none;


E . Any relative or spouse of any of the foregoing persons, or any relative of such spouse, who has the same house as such person or who is a director or officer of the company.


none;




F Material transactions involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.


none;


G. Material transactions or a series of similar transactions, including all periodic installments in the case of any lease or other agreement providing for periodic payments or installments that does not exceed $3,500,000.


none;












23


H. Where the interest of the specified person arises solely from the ownership of securities of the Issuer and the specified person receives no extra or special benefit not shared on a pro-rata basis by all of the holders of securities of the class.


none;


I . Material indirect relationships.


1 . there are no material indirect relationships from such persons position as a director of another corporation or organization which is a party to the transaction;


2. there are no material indirect relationships from the direct or indirect ownership by such person and all other persons specified in Item 8, above, individually or in the aggregate, of less than a 10 percent equity interest in another person which is a party to the transaction;


3 . there are no material indirect relationships where the interest of such person arises solely from the holding of an equity interest (including a limited partnership interest but excluding a general partnership interest) or a creditor interest in another person which is a party to the transaction with the Issuer or any of its subsidiaries and the transaction is not material to such other person;


4 . there are no material indirect relationships for any material underwriting discounts and commissions upon the sale of securities by the company, where any of the specified persons was or is to be a principal underwriter or is a controlling person, or member, of a firm which was or is to be a principal underwriter;


5. there are no material indirect relationships as to any transaction involving the purchase or sale of assets by or to the company, otherwise than in the ordinary course of business, and thus, no cost of the assets to the purchaser and, if acquired by the seller within two years prior to the transaction, or costs thereof to the seller;






24




6 . there are no material indirect relationships involving any material transactions which involve remuneration from the company, directly or indirectly, to any of the specified persons for services in any capacity unless the interest of such persons arises solely from the ownership individually or in the aggregate of less than 10 percent of any class of equity securities of another corporation furnishing the services to the issuer or its subsidiaries;


7 . there are no persons on whose behalf any part of the offering is to be made in a non-issuer distribution.




SECTION XI.


ITEM 10 .


SECURITIES BEING OFFERED


A . Capital stock.


l . title of class:


common/voting/diluted;


2 . dividend rights:


The board has not yet discussed dividends, and plans to do so only in the context of retaining a compensation expert to provide guidance on this issue;


3 . voting rights:


Common to all: all shareholders have one vote for each share owned;








25








4 . liquidation rights:


The board has not yet issued a resolution on this issue;


5 . preemptive rights:


There are no preemptive rights, and no contracts for any preemptive rights, and thus, the one class / one price format is maintained. In general, however, all shareholders will be issued additional shares with each successive new issue, consistent with their amounts held, and as calculated using the dilution formula shown above;


6 . conversion rights:


There are no conversion rights because there is only one class of stock: common/voting/diluted;


7. redemption provisions:


There has been no discussion, yet, as to any redemption of shares, and same will take place upon the retainer of a compensation and shares expert in order to provide guidance;


8 . sinking fund provisions:


As there are no bonds being sold in this offering, so that there are no sinking fund provisions;


9 . liability to further calls or to assessment by the issuer:


There will be no calls or assessments by the Issuer, without a resolution by the board, circulated to all shareholders.












26

B . debt securities are being offered:


There are no debt securities being offered as all shares in the offering are one class / one price.


C . warrants, rights, or convertible securities:


There are no warrants, rights or convertible securities as all shares are one class / one price.



D . Balance sheet[11]:


Assets


Current Assets                2020                        2021



Cash                        $0                        $79,617.00



Accounts
receivable                $0                        $1,050,000.00



Inventory



Prepaid
expenses



Short-term

investments


Total current assets                $0                        $1,129,617.00





27


Fixed (long-term) Assets


        Long-term
        investments




Property,
        plant & equipment
        (less accumulated
        depreciation)



        Intangible assets                $0                $5,000.00


Total fixed assets                        $0                $5,000.00





Other Assets


        Deferred income                $0                $0



        Other                                $0                $0



Total Other Assets





Total Assets                                $0                $1,134,617.00















28






Liabilities &
Owners Equity


Current Liabilities


        Accounts payable                $0                $23,750.00



        Short-term loans                $0                $0



        Income taxes
payable                $0                $0





        Accrued salaries
& wages                        $0                $0



        Unearned
income                        $0                $0



        Current portion
 of long-term
 debt                                $0                $0



Total current
 liabilities                                $0                $23,750.00










29








Long-term
Liabilities


        Long-term
debt                        $0                        $0



        Deferred
income
        tax                        $0                        $0

Other                        $0                        $0




Total long-term
liabilities





Owners Equity


        Owners                 $0                        $100,000.00
investment



        Retained
earnings                $0                        $1,010,867.00



        Other



Total owners                        $0                        $1,110,867.00
equity



Total Liabilities
& Owners
Equity                        $0                        $1,134,617.00






30





E . Statements of income, cash flows, and other stockholder equity.


Aside from the information provided in this Preliminary Offering Circular, the audited financial statement is attached as Exhibit 1 to this document.


F . Financial Statements of Businesses Acquired or to be Acquired.


There are no businesses which have been acquired.


Future and long-term planning for the company may result in the merger and acquisition of companies. No such action is pending as of the filing of this offering.






SECTION XII.


ITEM 11.


THIRD-PARTY SELLERS


None as of the date of this Preliminary Offering Circular.




SECTION XIII.


ITEM 12.


COMPLIANCE - FOREIGN INVESTMENT AND
NATIONAL SECURITY ACT OF 2007


All foreign investors shall make a nominal initial deposit into the escrow account of the escrow agent. Such deposit must be made from the institution which will provide any investment funds, must show the name of the investing company, and the full






31
contact information of the sender must be provided.


Upon receipt of such nominal deposit, the information will be turned over to the office of the Foreign Investment and National Security Act of 2007, for clearance.


No investor contracts shall be concluded until such time as the nominal deposit has been cleared, and the above-mentioned due diligence information provided.




SECTION XIV.


 ITEM 13.


ANTI-MONEY LAUNDERING &
REPORTING OF SUSPICIOUS ACTIVITY


The SEC has provided guidance with respect to the company protecting itself from money laundering and other suspicious activities by investors. The company has taken steps, pursuant to those guidelines.




SECTION XV.




ITEM 14.

REQUEST FOR QUALIFICATION


The board of Streamline USA, Inc., by their signatures to this Preliminary Offering Circulare, respectfully request the qualification of this Reg. A+ Tier 2 Preliminary Offering Circular.














32




SIGNATURES

Pursuant to the requirements of Regulation A+, the Issuers board members and attorney, certify that they have reasonable grounds to believe that this Preliminary Offering Circular meets all of the requirements for filing on Form 1-A, and have duly caused this Preliminary Offering Circular to be signed on its behalf by the undersigned, thereunto duly authorized, in the Culver City, California, on August 27, 2021.


Further, this Preliminary Offering Circular has been signed by the project attorney, Vic Devlaeminck, at Vancouver, Washington.

         This offering statement has been signed by the following persons in the capacities and on the dates indicated.


Ruben Igielko-Herrlich, Board Chair & President -  August 27, 2021


Dapeng Ma, Board Vice Chair & Vice President - August 26, 2021


Yitian Xue, Board Member & Treasurer - August 27, 2021


Yue Wu, Secretary - August 27, 2021
Vic Devlaeminck, Esquire/CPA, Project Attorney - August 26, 2021




 ARCHIVE CERTIFICATE


I HEREBY CERTIFY that on the 27th day of August, 2021, I received the original signatures to this Reg. A+ offering from the above-named persons, and that I maintain such originals, and that I entered such signature page into the corporate records of Streamline USA, Inc., and that I provided a copy to the board members, and to attorney, Devalaeminck.
                                                                / s /
                                                ____________________
                                                Yitian Xue, Project Archivist



33
________________
















Exhibit 1


 Streamline USA, Inc. Reg. A+ Preliminary Offering Circular:
Audited Financial Statement
















































STREAMLINE USA, INC.
AUDITED FINANCIAL STATEMENTS FOR THE PERIOD ENDING AUGUST 13, 2021, AND THE YEAR ENDING DECEMBER 31, 2020
STREAMLINE USA, INC.
Audited Financial Statements
FOR THE PERIOD ENDING AUGUST 13, 2021, AND THE YEAR ENDING DECEMBER 31, 2020 CONTENTS OF REPORT










Independent Auditors Report        2
BALANCE SHEET        4
STATEMENT OF INCOME        5
STATEMENT OF CHANGES IN MEMBERS EQUITY        6
STATEMENT OF CASH FLOWS        7
NOTES TO FINANCIAL STATEMENTS        8




                          Lama Najib
                                                                 Certified
Public Accountant

            United States of America

            License 00033681

            State of Colorado
PROCYON FINANCIAL LLC
24A Trolley Square #2289 Wilmington, DE 19806
Independent Auditors Report




To the Members of STREAMLINE USA, INC., 11264 PLAYA CT.
CULVER CITY, CALIFORNIA 90230
I  have  audited  the  accompanying  financial  statements  of  STREAMLINE
USA, INC., which comprise the Balance Sheet as of August 13, 2021, and December 31, 2020, and the related Statements of Income, Changes in Members Equity and Cash Flows for the period between September 9th, 2020 (the date of inception) and August 13, 2021, and a summary of significant accounting policies and other explanatory information.
Managements Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with U.S. generally accepted accounting principles; this includes the design, implementation and maintenance of internal control relevant to the preparation of financial statements that are free from material misstatement whether due to fraud or error.
Auditors Responsibility
My responsibility is to express an opinion on these financial statements based
on the audit.     The audit was conducted in accordance with auditing standards generally accepted in the United States. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors judgement, including the assessment of the risks of material misstatement in the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entitys preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entitys internal control. Accordingly, I express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
I believe that the audit evidence I have obtained is sufficient and appropriate to provide a basis for my opinion
    Opinion
In my opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of STREAMLINE USA, INC. as of August 13, 2021, and December 31, 2020, and the results of its operations and cashflows for the period between September 9, 2020 (the date of inception) and August 13, 2021, in conformity with U.S. generally accepted accounting principles.


                / s /
_________________________________
Lama Najib, CPA
























BALANCE SHEET
AS OF AUGUST 13, 2021, AND DECEMBER 31, 2020




	As of August 13,
2021


	As of December
31, 2020
	Assets






	Current assets:






	Cash and cash
	equivalents
	$
	79,617


	-
	Receivables
	    1,050,000


	         -
	Total current assets
	    1,129,617


	         -
	Non-current assets: Intangible assets:






	Copyrights
	         5,000


	         -
	Total Intangible assets
	         5,000


	         -
	Total Assets
	$
	1,134,617


	-


Liabilities & Members Equity






	Current liabilities:






	Accounts Payable
	         23,750


	         -
	Total current liabilities
	         23,750


	         -
	Non-current Liabilities:




	Total non-current liabilities
	         -


	         -
	Total Liabilities:
	$
	         23,750


	         -




Equity:






	Common Stock (12,400,000 shares issued and outstanding; no par)




	-
	-




	Retained Earnings (accumulated deficit)
	-


	-
	Paid-in capital
	100,000


	-
	Net income (loss)
	1,010,867


	-
	Total Equity:
	    1,110,867


	         -
	Total Liabilities & Equity        $
	    1,134,617


	         -




The accompanying notes are an integral part of these financial statements. STATEMENT OF INCOME
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021








	2021


	2020
	Revenue:






	Revenue from copyrights transfer        $
	    1,050,000


	         -
	Total revenues
	    1,050,000


	         -
	Expenses:






	Legal & Professional Services
	39,073


	-
	Bank charges & fees
	         60


	         -
	Total Expenses
	         39,133


	         -
	Income (loss) from Operations
	    1,010,867


	         -


Other Income (Expenses):







	Total Other Income (Expenses)
	         -


	         -
	Net Income (loss)        $
	   1,010,867


	         -






The accompanying notes are an integral part of these financial statements. STATEMENT OF CHANGES IN MEMBERS EQUITY
AS OF AUGUST 13, 2021, AND DECEMBER 31, 2020






Common Stock


	Shares


	Amount


	Paid-in Capital


	Retained Earnings (accumulated deficit)


	Total


Beginning Balance, December 31, 2020


-




-




-




-




-
	Issuance of Common stock
	12,400,000


	-


	-


	-


	-
	Paid-in Capital
	-


	-


	100,000


	-


	100,000
	Net income (loss)
	-


	-


	-


	1,010,867


	1,010,867
	Ending Balance, August 13, 2021
	12,400,000


	-


	100,000


	1,010,867


	1,110,867






























The accompanying notes are an integral part of these financial statements. STATEMENT OF CASH FLOWS
AS OF AUGUST 13, 2021, AND DECEMBER 31, 2020








	As of August 13,
2021
	As of December
31, 2020
	Cash flow From Operating Activities:




	Net income (loss)        $
	1,010,867
	-
	Adjustments to reconcile net income to net cash provided
(used) by operating activities:




	Changes in:




	Accounts Payable
	23,750
	-
	Receivables
	  (1,050,000)
	         -
	Net cash provided (used) by operating activities
	         (15,383)
	         -
	Cash flow From Investing Activities:




	Acquisition of copyrights
	         (5,000)
	         -
	Net cash provided (used) by investing activities
	         (5,000)
	         -
	Cash flow from Financing Activities




	Paid-in Capital
	         100,000
	         -
	Net cash provided (used) by financing activities
	         100,000
	         -
	Increase in Cash
	79,617
	-
	Cash, beginning of year
	         -
	         -
	Cash, end of year        $
	         79,617
	         -












The accompanying notes are an integral part of these financial statements.


FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021




About the Company & its Nature of operations
STREAMLINE USA, INC. (the Company), is a Wyoming Corporation incorporated on September 9th, 2020. According to Management: the mission of the Company is to capture a major share of the film and video distribution industry and Company officials will position the company as a leader in distributing content on a global scale. To accomplish these goals, company officials will implement a cohesive marketing strategy utilizing direct and digital marketing initiatives to reach its target markets. Company officials anticipate forming strategic partnerships with entertainment industry giants. Such partnerships will create a seamless process for its content, with a lower takeoff risk.
Fiscal year


The Company operates on a December 31st yearend.
Basis of accounting
The Companys financial statements are presented in accordance with accounting principles generally accepted in the U.S.
Risks and Uncertainties


The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include, recession, downturn or otherwise, local competition or changes in consumer taste.
These adverse conditions could affect the Company's financial condition and the results of its operations.
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021




Use of estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the U.S. requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.
Fair Value of Financial Instruments
Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:
Level 1 Valuations based on quoted prices for identical assets and liabilities in active markets.


Level 2 Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.
Level 3 Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.
Revenue Recognition


The Company recognizes revenue when: (1) persuasive evidence exists of an arrangement with the customer reflecting the terms and conditions under which the services will be provided; (2) services have been provided; (3) the fee is fixed or determinable; and (4) collection is reasonably assured.
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021




Expense Recognition


The Company recognizes and records expenses for services, supplies and other products as they are incurred.
Cash and cash equivalents
The Company considers all highly liquid investments with an original maturity date of three months or less when purchased to be cash equivalents. The Company had no cash equivalents as of August 13, 2021.
Accounts Payable
This account consists of payments due on legal services including registration with the U.S. Securities and Exchange Commission (SEC) for a Reg. A+ offering. The balance payable for this specific project totaled $15,000 as of August 13, 2021 (The total costs under the agreement which pertains to this project is $30,000 and is recorded in Legal & Professional services). Additionally, a payable of $3,750 is due for phase II in legal opinion services. Moreover, $5,000 is owed to a Script Owner for the acquisition of all rights to literary work.
Receivables


The Company entered into an agreement with a third party (the transferee) on August 5, 2021, where the Company agreed to transfer all rights of literary work it owns including contents, episode briefs, literary scripts, biographies of characters, dialogue scripts to the transferee in exchange for receiving a payment of $1,500,000. The script was created by a third party entrusted by the Company in October 2020, with $1,050,000 to be received within 60 days after the agreement comes into effect and $450,000 to be received after the transferee receives the final draft of the script.


FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021




The Company uses the allowance method to account for estimated uncollectible receivables. Receivables are presented net of an allowance for doubtful accounts. As of August 13, 2021, the Companys estimate of doubtful accounts was zero. The Companys policy for writing off past due receivables is based on the amount, time past due, and response received from the subject customer and other third parties.
Intangibles


Intangible assets are stated at their historical cost. Intangible items acquired must be recognized as assets separately from goodwill if they meet the definition of an asset, are either separable or arise from contractual or other legal rights, and their fair value can be measured reliably. Intangible assets recognized on Company books as of August 13, 2021, consist of literary work rights the Company acquired on 9 August 2021. Under the agreement, the Company was granted a perpetual transferrable license to all motion pictures, all television motion pictures and other television rights, together with limited radio broadcasting rights and publication rights for advertisement, publicity and exploitation purposes, and certain incidental and allied rights, throughout the world, in and to the literary work and in and to the copyright thereof and all renewals and extensions of copyright.
The Company evaluates the recoverability of intangible assets whenever events or changes in circumstances indicate that an intangible assets carrying amount may not be recoverable. Such circumstances include but are not limited to the following: 1) a significant decrease in the market value of the asset, 2) a significant adverse change in the extent or manner in which an asset is used
3) an accumulation of costs significantly in excess of the amount originally expected for the acquisition of the asset. The Company measures the carrying amount of the asset against the estimated undiscounted future cash flows associated with it. Should the sum of the expected future net cash flows be less than the carrying value of the asset being evaluated, an impairment loss. FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION)
AND AUGUST 13, 2021




would be recognized. The impairment loss would be calculated as the amount by which the carrying value of the asset exceeds its fair value. The fair value is measured based on quoted market prices, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including the discounted value of the estimated future cash flows. The evaluation of asset impairment requires the Company to make assumptions about future cash flows over the life of the asset being evaluated. These assumptions require significant judgement and actual results may differ from assumed and estimated amounts.
No impairment charges were made as of August 13, 2021.


Equity


Under the articles of incorporation, the total number of shares that the Corporation has the authority to issue is unlimited shares of Common stock at no par. As of August 13, 2021, and December 31, 2020, twelve million four hundred thousand (12,400,000) and nil shares of common stock have been issued and are outstanding, respectively. The transfer of shares is unrestricted, except as provided by any future buy-sell agreement signed by all stockholders and the Capital stock, after the amount of the subscription price has been paid in, is not subject to assessment to pay the debts of the corporation.
Income taxes
The Company is subject to tax filing requirements as a corporation in the federal jurisdiction of the United States.
The Company is subject to franchise tax filing requirements in the State of Wyoming.


Contingencies
The Company is not currently involved with and does not know of any pending or threatening litigation against the Company or its members.
FOR THE PERIOD BETWEEN SEPTEMBER 9, 2020 (THE DATE OF INCEPTION) AND AUGUST 13, 2021




Subsequent events


The Company evaluated subsequent events through August 15th, 2021, the date on which the financial statements were available to be issued. There are no additional events that have occurred such that adjustments to the amounts or disclosures presented in the notes to the financial statements are warranted.


















________________


























Exhibit 2
Streamline USA, Inc. Reg. A+ Preliminary Offering Circular: Attorney Legality Letter






























Vic Devlaeminck                                  ATTORNEY - CPA
                             Licensed in Oregon & Washington


_______________________________________________________________________________
____

10013 N.E. Hazel Dell Avenue  Suite 317

                                 Telephone:(503) 806-3533

                                                                Vancouver, WA
98685

              Email: vic@vicdevlaeminck.com


August 26, 2021

Streamline USA, Inc.
14 Wall Street, 20th Floor
New York, NY 10005

RE: Streamline USA, Inc.
Offering Statement on Form 1-A

Ladies and Gentlemen:

At your request, I have examined the offering Statement on Form 1-A (the Offering Statement) of Streamline USA, Inc., a Wyoming corporation (the Company) to be filed with the Securities and Exchange Commission (the Commission) in connection with the qualification and offering of up to $75,000,000 common/voting/diluted shares of corporation stock. Said stock to be offered and distributed by the Company pursuant to an Offering Statement to be filed under Regulation A of the Securities and Exchange Act of 1933, as amended, by Streamline USA, Inc., with the Commission for the purpose of registering the offer and sale of the shares. The Securities will be purchased and sold pursuant to a form of investor agreement to be entered into between the Company and each purchaser of the Securities.
In rendering this opinion, I have examined such records and documents as I have deemed necessary in order to render the opinion set forth herein, including the following:
1) Articles of Incorporation and Certificate of Incorporation filed with the State of Wyoming, Office of the Secretary of State on September 9, 2020.
2) Bylaws of the Company executed August 11, 2021.
3) Certificate of Good Standing attesting that the Company is in existence and in good standing according to the laws of Wyoming, signed by the Secretary of State of Wyoming on August 3, 2021.
 4) The Offering Circular included as part of the Offering Statement.
In addition, I have reviewed the statutes of the State of Wyoming, to the extent I deemed relevant to the matter opined upon herein, as well as other relevant documents pertaining to authorization of shares I have deemed necessary and relevant to the matter opined upon herein.
         In reviewing documents for this opinion, I have assumed, and express no opinion as to the authenticity and completeness of all documents submitted to me, including the conformity of all copies to the originals, and the legal capacity of all persons or entities executing the documents. I have further assumed that any and all representations of the Company are correct as to questions of fact.
This opinion is qualified by, and is subject to, and I render no opinion with respect to, the following limitations and exceptions to the enforceability of the securities:
 a) the effect of the laws of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, and other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors;
 b) the effect of general principles of equity and similar principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, public policy and unconscionability, and the possible unavailability of specific performance, injunctive relief, or other equitable remedies, regardless of whether in a proceeding in equity or at law;
 c) the effect of laws relating to banking, usury or permissible rates of interest for loans, forbearances or the use of money;
 d) the effect of provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to federal or state securities laws; and
         e) the financial condition of the Company.
         I render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America and of the State of Wyoming, and, solely with respect to whether the securities are valid and binding obligations of the Company and the existing laws of the State of Wyoming without regard to principles of laws regarding choice of law or conflict of laws.
         This opinion is limited to laws, including rules and regulations, in effect on the date of effectiveness of the Offering Statement. I am basing this opinion on my understanding that, prior to issuing any securities, the Company will advise me in writing of the terms thereof and other information material thereto, and will file such supplement or amendment to this opinion as I may reasonably consider necessary or appropriate with respect to such securities. I also assume the Company will timely file any and all supplements or amendments to the offering Statement and Offering Circular as are necessary to comply with applicable laws in effect from time to time; however, I undertake no responsibility to monitor the Companys future compliance with applicable laws, rules or regulations of the Commission or other governmental body.
         Based upon the foregoing, it is my opinion that:
(1) The Company is a corporation validly existing and in good standing under the laws of the State of Wyoming;
(2) The shares are duly authorized and when, as and if issued and delivered by Streamline USA, Inc., against payment therefore, as described in the offering statement, will be validly issued, fully paid and non-assessable.
This opinion is intended solely for use in connection with the issuance and sale of the securities subject to the Offering Statement and is not to be relied upon for any other purpose. This opinion is based on facts and laws existing as of the date noted above and rendered as of that date.
Specifically, and without limitation, I assume no obligation to advise the Company of any fact, circumstance, event or change in the law subsequent to the date of effectiveness of the Offering Statement, compliance with any continuing disclosure requirements that may be applicable, of any facts that may thereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.
I consent to the use of this opinion as an exhibit to the Offering Circular and to all references to me, if any, in the Offering Statement, the Offering Circular constituting a part thereof and any amendments thereto.

Sincerely,
        / s /
Vic Devlaeminck






________________
[1] This Preliminary Offering Circular is made during the testing the waters phase of this Reg. A+ request for qualification. It has been placed onto this password protected tab after the electronic Form 1-A was uploaded, and after the Preliminary Offering Circular was uploaded onto EDGAR. The uploaded version is identical to this version. Company officials await qualification of this offering, but, pursuant to S.E.C. regulations, shares may be sold under the testing the waters rules of this preliminary Preliminary Offering Circular.
[2] Expenses of this Preliminary Offering Circular are borne exclusively by the Issuer.
[3] 17 CFR 230.253
[4] In a twelve month period from the date of qualification.
[5] The minimum for this offering is $5,000.00 and the maximum is $5 million. [6] In U.S. fiat.
[7] No shares offered on account of any securities holders. Escrow fees and costs, not taxed to the investor. The escrow agent is Vic Devlaeminck, Esquire/CPA. The shares fulfillment company is STR Capital, Inc. Attorney Devlaeminck's escrow fee is 1.8%, not taxed to the investor.


[8]  The minimum for this offering is $5,000.00 and the maximum is $5 million.




[9] Readers may search: www.sec.gov in order to locate the full offering files. The CIK number is: 0001877566. The link to the EDGAR file is posted on the project website at www.streamusa-investors.com



[10] Effective June 19, 2015.
[11] Form 1-A, Part F/S (a)(1) & (b)(1)(2) & (3)(A).